Exhibit 10.37
SIXTH AMENDMENT TO LEASE
     THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is made as of the Amendment Date (as hereinafter defined) by and between TOWER PLACE, L.P., a Georgia limited partnership (“Landlord”) and QUALITY SYSTEMS, INC., a California corporation (“Tenant”).
RECITALS
     Landlord and Tenant have previously entered into that certain Tower Place Office Lease dated November 15, 2000, as amended by that certain First Amendment of Lease dated August 12, 2003, as further amended by that certain Second Amendment of Lease dated October 1, 2003, as further amended by that certain Third Amendment of Lease dated June 9, 2004, as further amended by that certain Fourth Amendment of Lease dated September 22, 2005, and as further amended by that certain Fifth Amendment to Lease dated February 5, 2007 (collectively, the “Lease”) for the lease of approximately 34,783 rentable square feet of space, more commonly known as Suites 2000 and 2700, 3340 Peachtree Road, NE (the “Premises”) located within Tower Place, Atlanta, Fulton County, Georgia, 30326.
     Landlord and Tenant desire to amend the Lease as more particularly set forth below.
     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1. Definitions. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.
2. Term. The Lease Term is hereby extended so that the Expiration Date shall become December 31, 2015.
3. Rent. Notwithstanding any provision of the Lease to the contrary, as of May 1, 2010 (the “Effective Date”) and continuing throughout the Lease Term as extended hereby, the Base Rental for the Premises shall be payable pursuant to the terms of the Lease in accordance with the following schedule:

		Rentable	Annual Base		Monthly
Period		Square	Rental Per	Annual Base	Installment
From	Through	Footage	Square Foot	Rental	of Base Rental
5/1/2010	4/30/2011	34,783	$11.63	$404,352.36	$33,696.03
5/1/2011	9/30/2011	34,783	$11.97	$416,482.92 (annualized)	$34,706.91
10/1/2011	4/30/2012	34,783	$23.95	$832,965.84 (annualized)	$69,413.82
5/1/2012	4/30/2013	34,783	$24.67	$857,954.88	$71,496.24
5/1/2013	4/30/2014	34,783	$25.41	$883,693.56	$73,641.13
5/1/2014	4/30/2015	34,783	$26.17	$910,204.32	$75,850.36
5/1/2015	12/31/2015	34,783	$26.95	$937,510.44 (annualized)	$78,125.87
4. Base Year. Commencing on the Effective Date, the Base Year (as defined in Section 1.1(i) of the Lease) shall be calendar year 2010.
5. Refurbishment Allowance. Commencing on the Amendment Date, Landlord shall provide a refurbishment allowance (the “Refurbishment Allowance”) to Tenant in the amount of One Hundred Thirty-Nine Thousand One Hundred Thirty-Two and No/100 Dollars ($139,132.00) to reimburse Tenant for the costs incurred by Tenant in connection with the refurbishment of the Premises (the “Refurbishment”). Tenant shall be responsible for the performance of the Refurbishment. Tenant will prepare any necessary plans and specifications for each phase of the Refurbishment (the “Refurbishment Plans”) and submit the same to Landlord for review and approval, such approval not to be unreasonably withheld, conditioned, or delayed. Within five (5) business days following Landlord’s receipt of the Refurbishment Plans, Landlord will provide Tenant its approval or disapproval. Landlord and Tenant will exchange the Refurbishment Plans pursuant to the aforementioned time-table and process until the Refurbishment Plans are agreed upon by Landlord and Tenant. Thereafter, Tenant shall use reasonable speed and diligence to substantially complete the applicable phase of the Refurbishment in accordance with the Refurbishment Plans, the terms of the Lease and all applicable laws and regulations. The Refurbishment Allowance shall be payable to Tenant by Landlord only after the completion of the applicable phase of the Refurbishment in accordance with the Refurbishment Plans and upon the submission by Tenant to Landlord on or before December 31, 2011 of third party invoices paid by Tenant in connection with the applicable phase of the Refurbishment; provided, however, that no portion of the Refurbishment Allowance shall be used to reimburse Tenant for the costs of fixtures, furniture or other personal property. The cost of the Refurbishment shall include, without limitation, all reasonable and customary costs and expenses incurred by Landlord pertaining to each phase of the Refurbishment and a construction management fee to Landlord of 4.4% of the total cost of each phase of the Refurbishment. Tenant hereby expressly agrees that Tenant shall be responsible for any and all Refurbishment costs in excess of the Refurbishment Allowance. In the event that the full amount of the Refurbishment Allowance is not utilized on or before December 31, 2011, the difference between the amount of the Refurbishment Allowance actually utilized prior to such date and the full amount of the Refurbishment Allowance shall be forfeited by Tenant.
6. Renewal Option. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew the Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:
     (a) If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred ten (210) days prior to the expiration of the then current term of the Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.
     (b) The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than sixty (60) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.
     (c) This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.
7. Right of First Refusal. Notwithstanding anything in Section 10 of the Fifth Amendment to Lease to the contrary, in the event Tenant exercises its option to lease the Refusal Space pursuant to the terms of said Section 10 on or before April 30, 2013, the Refusal Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Refusal Space; provided, however, Landlord shall provide Tenant with a tenant improvement allowance of $25.00 per rentable square foot of the Refusal Space, prorated on a monthly basis to reflect the remaining Lease Term for the Refusal Space.
8. Notices. Notwithstanding anything to the contrary contained in the Lease, all notices required or desired to be given with respect to the Lease may also be delivered by a nationally recognized overnight delivery service providing proof of delivery, with proper postage prepaid and properly addressed to the party. Any such notice or demand shall be effective and deemed delivered on the date of deposit with the overnight delivery service; provided that the period of time in which a response to a notice delivered via overnight delivery must be given or taken shall run from the date of receipt as indicated on the receipt or other proof of delivery.
9. Landlord’s Notice Address. Notwithstanding anything to the contrary contained in the Lease, pursuant to Section 8.1 of the Lease, Landlord’s address for notices shall be:
     (i) To Landlord:
Tower Place, L.P.
c/o RREEF
3314 Peachtree Road, NE
Suite 950
Atlanta, Georgia 30326
Attn: Scott Bodin
and
Tower Place, L.P.
c/o Regent Partners, LLC.
3344 Peachtree Road, NE
Suite 1800
Atlanta, Georgia 30326
Attn: President
With copy to: David R. Tennery
Mark exterior of envelope clearly: OFFICIAL NOTICE/TIME SENSITIVE
(With a copy of any notice sent to Landlord sent also to Manager at Manager’s address set forth as provided herein); and
     (ii) To Manager:
Regent Partners, LLC
3340 Peachtree Road, NE
Suite 2140
Atlanta, Georgia 30326
Attn: Property Manager — Debra Cobbs
10. Parking. Section 8.27 of the Lease is hereby deleted in its entirely and the following is hereby substituted therefor;
     8.27 PARKING: Tenant shall have the right on the Commencement Date to lease parking spaces in the parking facilities of the Tower Place Complex owned or controlled by Landlord available to tenants therein (as same may be modified from time to time) up to the maximum number of parking spaces stipulated in Section 1.1(r) as modified by Lease Amendments #1 - #5. All of such spaces shall be unassigned and shall be leased at the posted monthly rental rates in effect therefor from time to time. Landlord and Tenant agree and Tenant acknowledges that rates for spaces in the parking facilities of the Tower Place Complex may vary according to the location of spaces in the facilities and according to whether or not spaces are reserved or unreserved. Tenant further acknowledges and agrees feat Landlord may designate certain spaces within the parking facilities of the Tower Place Complex as reserved or assigned spaces for the benefit of Landlord, visitors to the project or tenants therein, other tenants, couriers and delivery services and other persons. Tenant shall comply and cause its employees to complete and sign the Tower Place Parking Application. Tenant must comply with all rules and regulations established by Landlord and/or the operator of the parking facilities as provided in the Tower Place Parking Rules and Regulations, including, without limitation, any card, sticker, window transmitter or other identification system, whether now or hereafter in effect, and agrees to pay to Landlord a non-refundable fee at the rate then in effect for each parking card, sticker, window transmitter or other identifier issued, including, without limitation, replacements. All parking privileges granted pursuant to this Section 8.27 are non-assignable and nontransferable by Tenant; provided however, that parking privileges may be assigned or transferred by Tenant in conjunction with a transfer, assignment or subletting allowed by Article V of this Lease.
11. Limitation of Liability. REDRESS FOR ANY CLAIM AGAINST LANDLORD UNDER THIS AMENDMENT AND THE LEASE SHALL BE LIMITED TO AND ENFORCEABLE ONLY AGAINST AND TO THE EXTENT OF LANDLORD’S INTEREST IN THE BUILDING. THE OBLIGATIONS OF LANDLORD UNDER THIS AMENDMENT AND THE LEASE ARE NOT INTENDED TO BE AND SHALL NOT BE PERSONALLY BINDING ON, NOR SHALL ANY RESORT BE HAD TO THE PRIVATE PROPERTIES OF, ANY OF ITS OR ITS INVESTMENT MANAGER’S TRUSTEES, DIRECTORS, OFFICERS, PARTNERS, BENEFICIARIES, MEMBERS, STOCKHOLDERS, EMPLOYEES, OR AGENTS, AND IN NO CASE SHALL LANDLORD BE LIABLE TO TENANT HEREUNDER FOR ANY LOST PROFITS, DAMAGE TO BUSINESS, OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.
12. Tenant’s Authority.
     (a) If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Amendment on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Amendment, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Amendment.
     (b) Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant
13. Indemnification. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property

(including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Section shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
14. Covenant of Confidentiality. Tenant covenants and agrees to keep in strict confidence and not divulge the existence, contents or provisions of this Amendment to anyone without the written consent of Landlord, except in Tenant’s dealings with its financial or professional advisors or with any litigation or arbitration proceedings, in response to any governmental request or as otherwise required by law. A breach of this covenant of confidentiality shall be a material breach of the Lease and an immediate Event of Default pursuant to Article VI of the Lease, without notice or opportunity to cure, subjecting Tenant to any and all of Landlord’s rights and remedies available in the event of non-payment of rent, whether under the Lease, this Amendment, and/or at law or in equity. This covenant of confidentiality shall survive the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises.
15. Miscellaneous.
     (a) Except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other such financial concessions contained in the Lease shall apply to the Term as extended hereby. Tenant accepts the Premises in their “as-is” condition.
     (b) Tenant represents to Landlord that, as of the date hereof, Landlord is not in default of the Lease.
     (c) For purposes of this Amendment, the term “Amendment Date” shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.
     (d) Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.
     (e) Landlord and Tenant acknowledge that Grubb & Ellis has acted as agent for Landlord in the negotiation and procurement of this Amendment. Tenant represents and warrants that it has been represented by Kern Olsen in connection with the negotiation and procurement of this Amendment and agrees to indemnify Landlord against any third party other than Kern Olsen claiming a fee or commission by or through Tenant.
     (f) The submission of this Amendment to Tenant for examination or consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by Landlord and Tenant
[signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Amendment Date.

Date: 04/06/10	LANDLOARD: TOWER PLACE, L.P., a Georgia limited partnership
	By:	RREEF America REIT III Corp. O, a
Maryland corporation, its manager

	By:	RREEF America, LLC, a Delaware limited liability company

	By:	/s/ B S Bodin
		Name:	B S Bodin
		Title:	Regional Director

Date: 3/15/10	TENANT: QUALITY SYSTEMS, INC., a California corporation
	By:	/s/ P. Kaplan
		Name:	P. Kaplan
		Title:	COO

	Attest:	/s/ A. Weiss
		Name:	A. Weiss
		Title:	VP, Procurement [CORPORATE SEAL]